Exhibit 10.1

WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of December 15, 2025 (this “Agreement”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

WHEREAS, Company and Investor entered into a Securities Purchase Agreement, dated as of March 21, 2025 (the “Purchase Agreement”), pursuant to which Investor agreed to purchase up to $40,000,000 of Company’s Series 2 Convertible Preferred Stock, par value $0.0001 per share (“Series 2 Stock”).

WHEREAS, Company has submitted a Request for Investor to purchase $3,500,000 in Series 2 Stock (“Request #2”) pursuant to the Purchase Agreement.

WHEREAS, Company has requested that: (a) Investor waive the satisfaction of the conditions set forth in Annex 1 of the Purchase Agreement (the “Purchase Conditions”) with respect to Request #2; and (b) $3,000,000 of Request #2 be used to reduce Investor’s Reinvestment Right.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Waiver. Investor agrees to waive the Purchase Conditions with respect to Request #2 and to honor such Request from Company.

2. Reinvestment Right. Notwithstanding the fact that Request #2 originated from Company, Investor agrees that following the issuance by Company of the Series 2 Stock pursuant to Request #2, the amount of the Reinvestment Right will be reduced by $3,000,000.

3. Miscellaneous.

(a) Except as otherwise provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.

(b) From and after the date of this Agreement, any reference in the Purchase Agreement to “hereof,” “herein,” “hereunder,” “hereby,” and “this Purchase Agreement” shall be deemed a reference to the Purchase Agreement as modified by this Agreement.

(c) The provisions contained in Section 14 of the Purchase Agreement are incorporated by reference in this Agreement mutatis mutandis.

(d) The Purchase Agreement as modified by this Agreement, is hereby ratified and confirmed in all respects. In the event of a conflict between the Purchase Agreement and this Agreement, the terms of this Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Cloudastructure, Inc.
By:	/s/ James McCormick
James McCormick, Chief Executive Officer

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